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                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-54604) pertaining to the 1990 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Option Purchase Plan, (Form S-8, No. 33-70518) pertaining to the 1993 Nonqualified Stock Option Plan and Key Employee Warrants, (Form S-8, No. 33-71876) pertaining to the 1993 Key Employee Warrants, (Form S-8, No. 33-92270) pertaining to the 1994 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, (Form S-8, No. 333-06419) pertaining to the 1996 Nonqualified Stock Option Plan, (Form S-8, No. 333-06415) pertaining to Key Employee Restricted Stock Purchase Plan, (Form S-8, No. 333-28259) pertaining to the Key Employee Restricted Stock Purchase Plan, (Form S-8, No 333-46393) pertaining to Key Employee Options and FocusSoft Stock Option Plan, (Form S-8, No. 333-41321), pertaining to the 1997 Nonqualified Stock Option Plan and Platinum Software Corporation Clientele Incentive Plan, (Form S-3, No. 333-38105) pertaining to the registration of 450,935 shares, (Form S-3, 333-46395) pertaining to the registration of 2,474,794 shares, (Form S-4, No. 333-67577) pertaining to the registration of 16,950,379 shares, (Form S-8, No. 333-67841) pertaining to the 1998 Nonqualified Stock Option Plan, (Form S-8, No. 333-70855) pertaining to DataWorks 1995 Equity Incentive Plan, DataWorks 1995 Non-Employee Directors Stock Option Plan, Interactive 1997 Nonstatutory Stock Option Plan, Interactive 1995 Stock Option Plan, and Nonstatutory Stock Option Agreements, Nonqualified Stock Option Agreement of our reports dated February 2, 1999, with respect to the consolidated financial statements and schedule of Platinum Software Corporation, included in the Transition Report (Form 10-K) for the year ended December 31, 1998.


                                     Ernst & Young LLP


Orange County, California
March 24, 1999